CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 24, 2012 with respect to the audited financial statements of Nexus Enterprise Solutions, Inc. as of December 31, 2011 and for the period from June 13, 2011 (inception) through December 31, 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 2, 2012